Exhibit 99.1

SharpLink Gaming Ltd. Completes Domestication Merger with SharpLink Gaming, Inc.

MINNEAPOLIS – (GLOBE NEWSWIRE) – February 13, 2024 – SharpLink Gaming Ltd. (Nasdaq: SBET) (“SharpLink Israel”) today announced that effective today, February 13, 2024, SharpLink Israel has completed its previously announced change of jurisdiction of incorporation from Israel to the State of Delaware through an agreement and plan of merger (“Merger Agreement”) with SharpLink Gaming, Inc. (“SharpLink US”). Pursuant to the Merger Agreement, which was approved by shareholders at an Extraordinary Meeting of Shareholders held on December 6, 2023, SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US, has merged with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US.

Each outstanding ordinary and preferred share of SharpLink Israel will automatically be exchanged for one share of SharpLink US’s common stock or preferred stock, as applicable, and all outstanding options and warrants to purchase ordinary shares of SharpLink Israel will convert to the options and warrants to purchase the same number of shares of common stock of SharpLink US under similar terms. For more detailed information regarding the domestication merger, please refer to the definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 23, 2023.

SharpLink US’s common stock will commence trading on the Nasdaq Capital Market under the same trading symbol, SBET, effective at the market open tomorrow, February 14, 2024. The new CUSIP number for SharpLink US’ common stock is 820014108.

Changes to Board of Directors

In connection with the completion of the domestication merger, Joseph Housman, Paul Abdo, Scott Pollei and Thomas Doering resigned as directors of SharpLink Israel and SharpLink US. Remaining on the SharpLink US board is Rob Phythian, CEO of SharpLink US, who has also been appointed as SharpLink US’ new Chairman; and Adrienne Anderson, an independent member of the Board, who will also serve as Chair of SharpLink US’s Audit Committee and as a member of the Compensation Committee. Obie McKenzie and Leslie Bernhard have been newly appointed to serve as independent members of SharpLink US’ Board of Directors. McKenzie will also serve as Chair of the Compensation Committee and member of the Audit Committee; and Bernhard will serve as a member of both the Audit and Compensation Committees.

About Obie McKenzie

Beginning in January 2019 through to the present, McKenzie has served as Vice Chairman of Cordiant Capital, a global infrastructure and real assets investment firm focused on digital infrastructure, renewable energy infrastructure and agriculture. In his role as Managing Director of BlackRock Inc. from January 2000 through December 2018, he was wholly responsible for managing relationships with some of the largest pension funds in the United States to include the Teacher Retirement System of Texas, New York City Employees’ Retirement System and the Federal Reserve Employee Benefits System, among others.

During his accomplished career, McKenzie served as Managing Director at Merrill Lynch from 1990 through 2006; Executive Director at UBS Asset Management and Managing Director at Chase Investors from 1987 through 1990; as well as Founder and President of McKenzie & Company, an NASD registered broker-dealer from 1984 through 1987. During the late 1970’s and early 1980’s, he held positions at Citibank, Chemical Bank and Freedom National Bank as a commercial banker. McKenzie was also Manager of Banking and Pensions at The New York Times in 1975 and began his career as a Corporate Finance Associate for Morgan Stanley in 1972.

McKenzie was a founding board member of the National Association of Securities Professionals, where he received the “Wall Street Hall of Fame Award” in 2001. In 2010, he received the AIMSE Richard A. Lothrop Outstanding Achievement Award in recognition for his outstanding achievements in the investment management industry and his community. In 2011, McKenzie was named by Black Enterprise Magazine as one of the 75 Most Powerful Blacks on Wall Street; and in 2013, he was named Public Fund Marketer of the Year by Money Management Intelligence. McKenzie earned a Bachelor of Science degree from Tennessee State University and an MBA from Harvard Business School.

About Leslie Bernhard

Bernhard has served as chairman of the board of Nasdaq-listed Nexalin Technology, Inc. since November 2023. From February 2017 through the present, she has also been an independent director of Sachem Capital Corp., a NYSE American-listed REIT real estate investment trust). In addition, she has served as the non-executive chairman of the board of Milestone Scientific Inc. (‘Milestone”), an NYSE American-listed developer and manufacturer of medical and dental devices, since October 2009, and as an independent director of Milestone since May 2003. She also served as Interim Chief Executive Officer of Milestone from October 2017 to December 2017. From 2007 through September 2018, Bernhard was an independent director of Universal Power Group, Inc., a global supplier of power solutions (“UPG”), and since September 2018, she has been serving as a consultant to UPG. In 1986, she co-founded AdStar, Inc., an electronic ad intake service to the newspaper industry, and served as its president, chief executive officer and executive director until 2012.

Earlier in her career, Bernhard held management positions at Revlon, Inc., Walt Disney Productions, Inc. and the Gillette Company. She earned a Bachelor of Science Degree in Education from St. John’s University.

Rob Phythian, Chairman and CEO of SharpLink US, stated, “The completion of the domestication merger represents an exclamation mark on the end of a series of strategic initiatives that SharpLink has successfully executed over the past several months, including completing the equity sale of our fantasy sports and free-to-play sports game development business for $22.5 million; retiring all of our interest-bearing debt; regaining full compliance with Nasdaq’s continued listing standards; and positioning our Company to be a pure-play performance marketing company focused on serving the sports betting and casino gaming industries. We believe that the extraordinary time, effort and resources that we’ve dedicated to these initiatives has resulted in our establishing a solid foundation on which we hope to build and optimize value creation for our shareholders as we move into the next chapter of SharpLink’s evolutionary process.”

“I’d like to extend my heartfelt thanks to SharpLink Israel’s former Board of Directors, whose tireless commitment to our Company over the past several years was a defining factor in our achieving numerous mission critical objectives. Looking forward, through the continued guidance and support of Adrienne, complemented by the new Board appointments of Obie and Leslie, SharpLink US has a highly accomplished, diverse and motivated new leadership team in place that is expected to measurably impact our Company as the future of our business continues to unfold,” concluded Phythian.

About SharpLink Gaming Ltd.

Headquartered in Minneapolis, Minnesota, SharpLink Israel is an online performance marketing company that delivers unique fan activation solutions to its sportsbook and casino partners. Through its iGaming and affiliate marketing network, known as PAS.net, SharpLink Israel focuses on driving qualified traffic and player acquisitions, retention and conversions to U.S. regulated and global iGaming operator partners worldwide. In fact, PAS.net won industry recognition as the European online gambling industry’s Top Affiliate Website and Top Affiliate Program for four consecutive years by both igamingbusiness.com and igamingaffiliate.com. For more information, please visit www.sharplink.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding SharpLink Israel’s ability to grow its business, the potential benefits of SharpLink Israel’s products, services and technologies and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, SharpLink Israel’s ability to achieve profitable operations, government regulation of online betting, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of SharpLink Israel and its competitors, general economic conditions and other risk factors detailed in SharpLink Israel’s annual report and other filings with the SEC. SharpLink Israel does not undertake any responsibility to update the forward-looking statements in this release.

CONTACT INFORMATION:

INVESTOR AND MEDIA RELATIONS

ir@sharplink.com